UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016

GENCO SHIPPING & TRADING LIMITED
 (Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2016, Genco Shipping & Trading Limited (the “Company”) filed Articles of Amendment of its Second Amended and Restated Articles of Incorporation (“Articles of Amendment”) with the Registrar of Corporations of the Republic of the Marshall Islands to implement a 1-for-10 Reverse Stock Split of its common stock, effective at 4:30 p.m., Eastern Time, on July 7, 2016 (the “Reverse Stock Split”). On April 15, 2016, the Company had received shareholder approval to effect a Reverse Stock Split of the Company’s issued and outstanding shares of common stock at a ratio between 1-for-2 and 1-for-25, with such ratio to be determined in the sole discretion of the Company’s Board of Directors. On June 29, 2016, the Board of Directors had approved the implementation of the Reverse Stock Split and determined the appropriate Reverse Stock Split ratio to be 1-for-10.  The Reverse Stock Split is intended to bring the Company into compliance with the $1.00 minimum average closing share price requirement for continued listing on the New York Stock Exchange (the “NYSE”).

The Company’s common stock is expected to begin trading on a split-adjusted basis on the NYSE at the market open on July 8, 2016.  The Company’s common stock will continue to trade under the symbol “GNK” but will have a new CUSIP number (Y2685T 131).

Upon the effectiveness of the Reverse Stock Split, every ten shares of issued and outstanding Company common stock were combined into one issued and outstanding share of common stock, with no change in par value per share. The Reverse Stock Split reduced the number of shares of the Company’s outstanding common stock from approximately 73.5 million shares to approximately 7.4 million shares. No fractional shares were issued as a result of the Reverse Stock Split. Any fractional shares that would have resulted will be settled in cash.

Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all of the Company’s outstanding warrants. The number of shares deliverable upon settlement or vesting of the Company’s outstanding restricted stock units will be similarly adjusted.  A proportionate adjustment was also made to the maximum number of shares issuable under the Company’s 2015 Equity Incentive Plan.  Shareholders holding share certificates will receive information from Computershare, Inc., the Company’s transfer agent, regarding the process for exchanging their shares of common stock. Stockholders who hold their shares in brokerage accounts or “street name” will not be required to take any action to effect the exchange of their shares.

The foregoing description of the Reverse Stock Split does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment, which are filed as Exhibit 3.1 hereto and are incorporated into this report by reference.

On July 7, 2016, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to Genco Shipping & Trading Limited Second Amended and Restated Articles of Incorporation, adopted July 7, 2016.

99.1	Press Release dated July 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: July 7, 2016

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to Genco Shipping & Trading Limited Second Amended and Restated Articles of Incorporation, adopted July 7, 2016.

99.1	Press Release dated July 7, 2016.